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[LOGO] HOLMES GROUP


NEWS RELEASE                           For Immediate Release:
                                       Milford, Massachusetts - December 2, 2002


                    THE HOLMES GROUP ANNOUNCES THE EXPANSION
                        OF ITS PRESENCE IN THE FAR EAST

     The Holmes Group, Inc. announced today the next phase of its continuing efforts to enhance efficiencies by expanding its manufacturing capacity and sourcing alliances globally.

     As a result of this overseas expansion, the Company expects to close all of its US manufacturing operations on January 31, 2003. The Company presently employs approximately 800 people at the affected plants, which were part of the Company's 1999 acquisition of The Rival Company. The affected plants are located in Flowood, Mississippi, Sweet Springs, Missouri and Clinton, Missouri. A Clinton, Missouri distribution and service center, which currently has approximately 80 employees, will be phased out during 2003. The Company also will close its Kansas City, Missouri administrative office and will transfer the operations of its service center in Worcester, Massachusetts to its facility in Milford, Massachusetts during the first half of 2003.

     As a result of these changes, the Company expects to record non-recurring restructuring charges of approximately $25 million pre-tax. The expected restructuring amount includes approximately $18 million in non-cash charges associated with asset impairments on redundant property and equipment, and approximately $7 million of severance and other related cash charges. The Company also expects to record approximately $10 to $12 million of inventory losses related to these actions during the fourth quarter of 2002.


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                           World Headquarters: One Holmes Way, Milford, MA 01757
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[LOGO] HOLMES GROUP


NEWS RELEASE                           For Immediate Release:
                                       Milford, Massachusetts - December 2, 2002


     "We deeply value the hard work and dedication of our associates in these facilities," commented Peter J. Martin, President and CEO. "We operate in an extremely competitive, increasingly global industry that requires a constant search for improved efficiencies. In business, there are difficult decisions that need to be made."

     "In expanding our global business, we have to continuously adjust our manufacturing operations to support our growth. We are excited about the expansion of our facilities and alliances in the Far East. These alliances will help us gain further momentum in providing cutting edge technology in the products we produce for many of our brands," said Martin.

     The Holmes Group, Inc. is a fully integrated consumer products company, headquartered in Milford, Massachusetts. The company has offices and manufacturing facilities worldwide, and is a leading manufacturer of consumer products for Home Environment, Kitchen, Lighting and Personal Comfort. With well-known brands such as: Bionaire(R); Crock-Pot(R) Slow Cooker; FamilyCare(R); Holmes(R); MASTERGLOW(R); Patton(R); Rival(R); and White Mountain(R), The Holmes Group continuously develops, manufactures and distributes innovative, high quality products to meet consumer demands.


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                           World Headquarters: One Holmes Way, Milford, MA 01757
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[LOGO] HOLMES GROUP


NEWS RELEASE                           For Immediate Release:
                                       Milford, Massachusetts - December 2, 2002


     This announcement contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. The words "expect", "estimate", and other similar expressions which do not relate solely to historical matters identify forward-looking statements. Undue reliance should not be placed on forward-looking statements because they involve known and unknown risks and uncertainties which may cause actual results to differ materially from anticipated, projected or implied future results. Factors that may cause such a difference are discussed in the Company's reports filed with the Securities and Exchange Commission and the exhibits thereto. The Company disclaims any responsibility to update these statements.

For further information please contact:     Kelly J. Lockwood
                                            Vice President of Global
                                            Communications & Design
                                            ph: 508-422-1554  fax: 508-422-1672
                                            email: kjlockwood@theholmesgroup.com
                                                   -----------------------------


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                           World Headquarters: One Holmes Way, Milford, MA 01757
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